Exhibit 10.4

IRREVOCABLE PROXY RESCISSION

I, PAUL O. KOETHER, do hereby surrender the title and duties of Proxy Agent for JENNIFER S. HEALEY, with respect to 750,000 of shares of common stock in KENT FINANCIAL SERVICES, INC., a NEVADA corporation ("Corporation") as appointed to me by the Irrevocable Proxy executed February 25, 2009.

IN WITNESS WHEREOF, I have executed this rescission on December 7, 2011.

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Shareholder

Paul O. Koether

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